EXHIBIT 99.1

News Release
-----------
Sitrick and Company, Inc.
Los Angeles/New York


                              Contact:  Sitrick and Company, Inc.
                                        Richard Wool
                                        (212) 755-2850
For Immediate Release
---------------------
                                        Rivian Bell
                                        (310) 788-2850




   SMITH CORONA TERMINATES SALE AGREEMENT WITH EMPIRE CAPITAL;
           SAYS TALKS WITH OTHER PARTIES WILL CONTINUE


     NEW CANAAN, CT -- November 20, 1995 -- Smith Corona Corporation (NYSE:SCO) announced today that it has terminated the agreement reached on October 24 to sell its business to a group led by Southport, CT-based Empire Capital Corporation. The company said the action was taken because Empire did not fulfill certain contractual requirements necessary for the transaction to be completed.

     Ronald F. Stengel, Smith Corona's chief executive officer, said, "We are disappointed that we cannot move forward with Empire Capital Corporation at this time. However, management is continuing discussions with other parties which have expressed interest in acquiring our ongoing business."

     Smith Corona filed under Chapter 11 on July 5, 1995. The Company is a leading worldwide manufacturer and marketer of personal word processors, portable electric typewriters, fax machines, label printers, and other products and accessories for use in the office, home and school.




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